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                                                                                                                     Exhibit No. 11

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                                                     FIRST EMPIRE STATE CORPORATION
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COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                               Three months ended           Nine months ended
                                                                                  September 30                 September 30
Amounts in thousands, except per share data                                  1995          1994           1995          1994
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
Primary             Average common shares outstanding                        6,463         6,647          6,519         6,771
                    Common stock equivalents*                                  300           252            264           227
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                      Primary common shares outstanding                      6,763         6,899          6,783         6,998
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                    Net income                                             $35,627        29,098         94,249        85,407
                    Less:  Cash dividends on preferred stock                   900           900          2,700         2,700
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                      Net income available to common shareholders          $34,727        28,198         91,549        82,707
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                    Earnings per common share - primary                      $5.14          4.09          13.50         11.82
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Fully diluted       Average common shares outstanding                        6,463         6,647          6,519         6,771
                    Common stock equivalents*                                  321           252            321           252
                    Assumed conversion of 9% cumulative convertible
                      preferred stock                                          507           507            507           507
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                        Fully diluted average common shares outstandin       7,291         7,406          7,347         7,530
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                    Net income                                             $35,627        29,098         94,249        85,407
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                    Earnings per common share - fully diluted                $4.89          3.93          12.83         11.34
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* Represents shares of First Empire's common stock issuable upon the assumed exercise of outstanding stock options granted pursuant to the First Empire
  State Corporation 1983 Stock Option Plan under the "treasury stock" method of accounting.
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